Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-68855 of PMA Capital Corporation on Form S-8 of our report dated June 23, 2005, appearing in this Annual Report on Form 11-K of the PMA Capital Corporation 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, PA
June 29, 2006